UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2016

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.
On March 22, 2016, Century Aluminum Company's (the "Company") Compensation Committee of the Board of Directors (the “Committee”) approved certain amendments to the Company’s Amended and Restated Long-Term Incentive Plan (as amended and restated, the “A&R LTIP”). The amendments were adopted primarily to allow for the award of performance units denominated in shares of the Company’s common stock. Prior to the amendments, performance units were denominated solely in cash. In connection with these amendments, the Company adopted a revised form of performance unit award agreement to conform to the changes in the A&R LTIP.
The foregoing description of the A&R LTIP and the revised form of performance unit award agreement is summary in nature, and subject to, and qualified in its entirety by, the full text of such documents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Century Aluminum Company Amended and Restated Long-Term Incentive Plan, adopted March 22, 2016.

10.2	Form of Performance Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	March 24, 2016	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Century Aluminum Company Amended and Restated Long-Term Incentive Plan, adopted March 22, 2016.

10.2	Form of Performance Unit Award Agreement.